                                                                    Exhibit 3.35


                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                     WILSONS LEATHER OF MASSACHUSETTS INC.

                         (a Massachusetts corporation)

                              ___________________


                                   ARTICLE I
                                   ---------

                                   DIRECTORS
                                   ---------

          1.  NUMBER.  The business of the Corporation shall be managed by a
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Board of Directors.  The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors. If a vacancy or vacancies shall occur, for any reason, in the membership of the Board of Directors, other than through removal by stockholder action, the remaining directors or director may, quorum requirements notwithstanding, elect a successor or successors.

          2.  REMOVAL.  Directors may be removed from office with cause by the
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Board of Directors or with or without cause by the stockholders at a meeting called at least in part for the purpose of considering removal, upon the affirmative vote of a majority of the Board of Directors or the holders of a majority in interest of the stock or class of stock entitled to vote upon the election of the director or directors proposed to be removed, as the case may be. Removal may be effected with cause only after reasonable notice to each director proposed to be removed and the opportunity to be heard by the body proposing removal.

          3.  TERM OF OFFICE.  The term of office of a director elected at the
              --------------
annual meeting of the stockholders shall be one year; provided, however, that he shall hold his office until his successor shall be chosen and qualified. A director elected by the stockholders at other than the annual meeting of stockholders, or elected by the directors, shall hold office until the next annual meeting of stockholders and the election and qualification of his successor.
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          4.  MEETINGS.  No call shall be required for regular meetings for
              --------
which the date, time and place have been fixed by the Board of Directors. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Massachusetts Business Corporation Law. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Massachusetts Business Corporation Law.

          The members of the Board of Directors or of any committee designated by said Board of Directors may participate in a meeting of the Board of Directors or of any such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

          5.  COMMITTEES.  The Board of Directors may elect from the Board of
              ----------
Directors an Executive Committee or other committee or committees which shall have and exercise such powers of the Board of Directors as may be permitted by law and as shall be conferred upon any such committee by the Board of Directors. A majority of any such committee may fix the time and place of its meetings and approve any action as the act of the committee, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

          6.  QUORUM AND VOTING.  A majority of the members of the Board of
              -----------------
Directors acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum exists shall be the act of the Board of Directors. If at any meeting of the Board of Directors, a quorum shall not be present, a majority of the directors present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

          7.  CHAIRMAN.  The directors may elect from their number a Chairman of
              --------
the Board of Directors who shall preside at all meetings of the Board of Directors and may have such additional powers and responsibilities, executive or otherwise, as may from time to time be vested in him by resolution of the Board of Directors.

          8.  ACTION WITHOUT MEETING.  Any action required or permitted to be
              ----------------------
taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent to such action in writing and the written consents are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

                                  ARTICLE II
                                  ----------

                                   OFFICERS
                                   --------

          1.  GENERAL.  The Board of Directors, as soon as may be after its
              -------
election in each year, shall elect a President, a Clerk and a Treasurer, and from time to time may appoint one or more Vice Presidents and such Assistant Clerks, Assistant Treasurers and such other officers, including a Secretary to the Board of Directors, agents and employees as it may deem proper. The President may but need not be chosen from among the directors.

          2.  TERM OF OFFICE.  The term of office of all officers shall be one
              --------------
year and until their respective successors are elected and qualify, but any officer may at any time be removed from office, with or without cause, as provided by law, by the affirmative vote of a majority of the members of the Board of Directors then in office at a meeting called for the purpose. If removal of any officer be proposed for cause, reasonable notice shall be provided such officer and he shall be provided an opportunity to be heard by the Board of Directors. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

          3.  PRESIDENT.  The President when present shall preside at all
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meetings of the stockholders and, if a director, unless a Chairman of the Board of Directors has been appointed and is present, at all meetings of the Board of Directors. He shall be the chief executive officer of the Corporation and shall have general operating charge of its business. As soon as reasonably possible after the close of each fiscal year, he shall submit to the Board of Directors a report of the operations of the Corporation for such year and a statement of its affairs, and shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Board of Directors may designate.

          4.  VICE PRESIDENT.  In the absence or disability of the President,
              --------------
his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the Vice President designated for the purpose by the Board of Directors. Each Vice President shall have such other powers and perform such other duties as the Board of Directors shall from time to time designate.

          5.  TREASURER.  The Treasurer shall keep full and accurate accounts of
              ---------
receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as shall be designated by the Board of Directors or in the absence of such designation in such depositaries as he shall from time to time deem proper. He shall disburse the funds of the Corporation as ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Board of Directors such statements of his transactions and accounts as the President and Board of Directors respectively may from time to time require.

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

If required by the Board of Directors he shall give bond in such amount, with such security and in such form as the Board of Directors shall determine. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Board of Directors may designate.

          6.  ASSISTANT TREASURER.  In the absence or disability of the
              -------------------
Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one or, if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Board of Directors shall from time to time designate.

          7.  CLERK.  The Clerk shall, unless the Corporation has designated a
              -----
Resident Agent in the manner provided by law, be a resident of the Commonwealth of Massachusetts. It shall be his duty to record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary, of the Board of Directors. Unless the Board of Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued, and stock transfers; subject to such other or different rules as shall be adopted from time to time by the Board of Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate. The Assistant Clerk, if one be elected or appointed shall perform the duties of the Clerk during the Clerk's absence as well as such other duties as may be assigned to him by the Board of Directors. In the absence of the Clerk or Assistant Clerk at any meeting of stockholders or, if there be no Secretary, of the directors, a Clerk pro tempore shall be chosen by the meeting to perform the duties of the Clerk thereat.

          8.  SECRETARY.  The Secretary shall be deemed the Clerk of the
              ---------
Corporation and shall perform all duties of Clerk as prescribed in these Bylaws.

          9.  RESIGNATION.  Any officer and any director may resign at any time
              -----------
by delivering his resignation to the Corporation at its principal office or to the President or Clerk. Such resignation shall be effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition shall be specified, upon its receipt.

                                  ARTICLE III
                                  -----------

                                 STOCKHOLDERS
                                 ------------

          1.  MEETINGS.  The annual meeting of the stockholders of the
              --------
Corporation shall be held at such place within or without the Commonwealth of Massachusetts as the Board of Directors shall fix, or in the absence of any such designation, such place as may be designated by the Clerk in the notice of the meeting or the place to which any annual meeting shall be adjourned, within six months after the end of the fiscal year of the Corporation.

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          2.  CLOSING OF TRANSFER BOOKS.  The Board of Directors may in its
              -------------------------
discretion fix a date not less than ten days nor more than sixty days prior to the date of any annual or special meeting of stockholders or prior to the payment of any dividend or the making of any other distribution as the record date for determining stockholders having the right to notice of and to vote at such meeting or any adjournment thereof, or the right to receive such dividend or distribution. In lieu of fixing such record date, the Board of Directors may, subject to the limitations herein provided, order the closing of the stock transfer records of the Corporation for such purposes. The holders of record of shares of the Corporation on such record date or on the date of closing the stock transfer records shall, if a dividend or distribution be declared, have the sole right to receive such dividend or distribution, or if such shares have a voting right, the sole right to receive notice of, attend and vote at such meeting.

          3.  SPECIAL MEETINGS.  Except as may be otherwise prescribed by law,
              ----------------
special meetings of the stockholders may be called by the President or by the directors, and shall be called by the Clerk, or in the event of his death, absence, incapacity or refusal of the Clerk, by another officer, upon the written application of one or more stockholders who hold at least ten percent in interest of the capital stock entitled to vote thereat. Notice shall be given in the manner set forth in Section 4 below and shall state the time, place and purpose of the meeting. Special meetings shall be held at a place within or without the Commonwealth of Massachusetts as the directors may fix, or, if the meeting is called upon the application of stockholders, at such place as shall be stated in the Application therefor, or the place to which such meeting may be adjourned.

          4.  NOTICE OF MEETINGS AND WAIVER OF NOTICE.  Written notice of the
              ---------------------------------------
place, date and hour, and specifying the purpose of every meeting of stockholders, shall be given by the Clerk or by any other officer designated by the directors or these Bylaws, at least seven days before the meeting, to each stockholder entitled to vote thereat. If a special meeting is called upon written stockholder application and the Clerk shall be unable or shall refuse to give notice thereof, notice may be given by any other officer of the Corporation. Such notice may be delivered in hand to each stockholder entitled to notice, at his residence or usual place of business or mailed to him, postage prepaid, addressed to his address as it appears in the records of the Corporation. No notice of any meeting need be given a stockholder if a written waiver of notice, executed before or after the meeting by the stockholder, or his attorney thereunto authorized, is filed with the records of the meeting, and, if notice of a special meeting shall be waived by all stockholders entitled to notice thereof, no call of such special meeting shall be required.

          5.  QUORUM.  At all meetings of stockholders, a quorum for the
              ------
transaction of any business shall consist of the holders of record, present in person or by proxy, of a majority in interest of all of the issued and outstanding shares of the stock of the Corporation entitled to vote thereon.

          6.  ACTION WITHOUT MEETING.  Any action required or permitted at any
              ----------------------
meeting of the stockholders, including the election of directors or officers, may be taken without a meeting if a written consent thereto is signed by all of the stockholders entitled to vote at such meeting and such written consent is filed with the records of the meetings of stockholders.

          7.  VOTING.  Except as otherwise provided by law or by the articles of
              ------
organization or these Bylaws, every stockholder entitled to vote at a meeting of stockholders shall have one vote for each share of stock having the right to vote at such meeting held by him and registered in his name on the books of the Corporation at the time of the meeting or at the record date fixed by the directors for the determination of stockholders entitled to vote thereat, if such date be fixed. Stockholders may vote in person or by proxy in writing filed with the Clerk at the meeting. Except as otherwise permitted by law, no proxy dated more than six months before the meeting named therein shall be valid, and no proxy shall be valid after the final adjournment of the meeting. Except as otherwise permitted by law, by the articles of organization or these Bylaws, any matter coming before any meeting of the stockholders shall be adopted as the act and deed of the stockholders if approved by a majority in interest of the stock issued, outstanding and entitled to vote thereon, present or represented at the meeting, a quorum being present; provided, however, that at all elections of directors and officers a plurality of the votes cast for any nominee or nominees shall elect. No ballot shall be required for election of a director or officer unless requested by the holder of one or more shares entitled to vote thereon or his representative.

                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK
                                 -------------

          1.  STOCK CERTIFICATES.  Certificates representing stock shall set
              ------------------
forth thereon the statements prescribed by the Massachusetts Business Corporation Law. Each certificate of stock shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer; the signatures of such officers may be facsimiles if the certificate is signed by a transfer agent or registrar, other than a director, officer or employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the time of issue.

          2.  TRANSFER.  The stock of the Corporation shall be transferable, so
              --------
as to affect the rights of the Corporation, after satisfaction of the provisions of the articles of organization, or other lawful provisions to which the Corporation is a party, imposing a restriction upon transfer unless the same shall be waived by the Board of Directors by transfer recorded on the books of the Corporation, in person or by duly authorized attorney, upon the surrender of the certificate or certificates properly endorsed or assigned.

          3.  LOST CERTIFICATES.  The directors of the Corporation may, from
              -----------------
time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. They may in their discretion require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond to the Corporation with or without surety; surety if required shall be such as the directors deem sufficient to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the shares in place of such lost, mutilated or destroyed stock certificate.

                                   ARTICLE V
                                   ---------

                                INDEMNIFICATION
                                ---------------

          The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                  ARTICLE VI
                                  ----------

                            REPORTS TO SHAREHOLDERS
                            -----------------------

          The Corporation shall furnish any requisite reports to shareholders.

                                  ARTICLE VII
                                  -----------

                                     SEAL
                                     ----

          The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Massachusetts Business Corporation Law, the Corporation shall not be required to have a seal.

                                 ARTICLE VIII
                                 ------------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE IX
                                  ----------

                              CONTROL OVER BYLAWS
                              -------------------

          The power to make, amend or repeal these Bylaws shall be in the stockholders or the directors, except with respect to any provision thereof which by law, the articles of organization or these Bylaws require action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any Bylaw, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the Bylaws. Any Bylaw adopted by the directors may be amended or repealed by the stockholders.